Exhibit 99.1

Turn Therapeutics Enters Global Supply, Development, and

License Agreement with Leading Medical-Surgical Product

Manufacturer and Distributor Medline

Agreement combines Turn’s PermaFusion® delivery platform with Medline’s global scale and distribution capabilities to advance professional and retail product opportunities

Westlake Village, Calif. — October 30, 2025 — Turn Therapeutics (Nasdaq: TTRX) (“Turn” or the “Company”), a clinical-stage biotechnology company developing next-generation dermatology, wound, and anti-infective therapies, today announced it has entered into a global supply, development, and license agreement with Medline, the largest provider of medical-surgical products and supply chain solutions serving all points of care.

The agreement establishes a long-term collaboration to develop, manufacture, and commercialize products leveraging Turn’s proprietary PermaFusion® delivery platform.

Turn Therapeutics CEO Bradley Burnam commented, “Partnering with Medline represents a transformative milestone for Turn. Medline’s global reach, operational excellence, and leadership in healthcare supply and distribution make it an ideal partner to accelerate our entry into professional and consumer markets. This collaboration allows Turn to focus on scientific innovation and product development while leveraging Medline’s infrastructure to deliver advanced solutions to providers and patients worldwide.”

All financial terms, specific product categories, and development timelines remain confidential in accordance with the terms of the agreement. The Company expects to provide further updates as joint initiatives progress toward commercialization and as development milestones are achieved.

About Medline

Medline is the largest provider of medical-surgical products and supply chain solutions serving all points of care. Through its broad product portfolio, resilient supply chain, and leading clinical solutions, Medline helps healthcare providers improve their clinical, financial, and operational outcomes. Headquartered in Northfield, Illinois, the company employs more than 43,000 people worldwide and operates in over 100 countries and territories. To learn more about how Medline makes healthcare run better, visit www.medline.com.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Media Contact:
media@TurnTherapeutics.com

Investor Relations:
Investors@TurnTherapeutics.com